STOCK OPTION AGREEMENT
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                 FOR NON-STATUTORY STOCK OPTIONS PURSUANT TO THE
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                             NORWOOD FINANCIAL CORP.
                             -----------------------
                             2006 STOCK OPTION PLAN
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         STOCK  OPTIONS for a total of _____ shares of Common  Stock,  par value
$.10 per share, of Norwood Financial Corp. (the "Company") is hereby granted to _____________________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of Norwood Financial Corp 2006 Stock Option Plan ("the Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $_________ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this option (____________________) ("Date of Grant").

         2. Exercise of Option.

                  (a) Exercisability. Such Options will be first exercisable as of the one-year anniversary of the Date of Grant. Such Options shall continue to be exercisable for a period of ten years and one day following the date of grant without regard to the continued services of such Director as a Director or Director Emeritus. In the event of the Optionee's death, such Options may be exercised by the personal representative of his estate or person or persons to whom his rights under such Option shall have passed by will or by the laws of descent and distribution. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant, except upon death or disability.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                           (i) State the  election to exercise  the Option,  the
number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) Contain such  representations  and agreements as
to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons  entitled to
exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the

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right of such person or persons to exercise the Option; and

                           (iv) Be in  writing  and  delivered  in  person or by
certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years and one day from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                    Norwood Financial Corp.
Date of Grant                       By: _____________________________________
                                        President and Chief Executive Officer

Attest:
____________________________            ________________________________________
     (SEAL)                             Director

                 NORWOOD FINANCIAL CORP. 2006 STOCK OPTION PLAN
                      NOTICE OF EXERCISE OF GRANTED OPTIONS


         Pursuant to the Stock Option Agreement (the "Agreement") entered into on the ___________________, __________, between Norwood Financial Corp. (Norwood) and ___________________ (Director), notice is hereby given of my election to purchase _____ shares at $_________ per share as granted to me under the Agreement (copy attached). Accompanying this notice is payment of $____________ which represents the full purchase price of the shares covered by this election.



______ In accordance with Paragraph 2b of the Agreement, I request that the shares be registered in my name.


______ In accordance with Paragraph 2b of the Agreement, I request that the shares be registered in joint name, with right of survivorship, with my spouse,
________________________.


                                                     ___________________________
                                                     Director

                                                     ___________________________
                                                     Date

Check one of the following:

______ This exercise represents the total shares granted to me under the above Agreement.

______ This exercise represents __________shares of the total share granted to me under the above Agreement. I have __________ shares remaining that I may exercise within the period covered by the Agreement.

                 NORWOOD FINANCIAL CORP. 2006 STOCK OPTION PLAN
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                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


         Incentive    Stock   Option    Agreement   made   this   _________   of
___________________________   between  Norwood  Financial  Corp.  (Norwood)  and
______________________ (Employee).

         WHEREAS, Norwood desires to afford the Employee an opportunity to purchase shares of common stock of Norwood (Common Stock) as hereinafter provided, in accordance with the provisions of the Norwood Financial Corporation 2006 Stock Option Plan (Plan), a copy of which is attached.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to legally bound hereunder, agree as follows:

         1. Grant of Option. Norwood hereby grants to the employee the right and option (Option) to purchase all or any part of an aggregate of _______ shares of Common Stock. The Option is in all respects limited and conditioned, as hereinafter provided, and is subject in all respects to the Plan's terms and conditions, which are incorporated herein by reference and are made a part hereof.

         2. Purchase Price. The purchase price of the share of Common Stock covered by the Option shall be $________. The date of this Option Agreement is the date of grant of the Option and it is the determination of the Committee that on this date the fair market value of said Common Stock was not greater than the Option price above stated.

         3. Term. This Option shall expire on ___________________, which date is not less than one nor more than (I) ten years from the date of grant if the Employee does not own more than 10% of the combined voting power of all the shares of stock of Norwood or any subsidiary on the date of grant, or (ii) five years from the date of grant if the Employee owns more than 10% of the combined voting power of all the shares of stock of Norwood or any subsidiary on the date of grant.

         4. Exercise of Option. This Option may not be exercised earlier than one year from the date of grant. Thereafter this Option may be exercised in whole or in part, subject to the provisions of Paragraph 3.

         5. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to Norwood, at its principal office, which is located at 717 Main Street, Honesdale, Pennsylvania 18431. Such notice shall state the election to exercise the Option and the number of shares with respect to which it is being exercised;

shall be signed by the person or persons exercising the Option; and shall be accompanied by the payment of the full purchase price of such shares. The purchase price shall be paid in cash or its equivalent, or, in whole or in part through the transfer of shares of Common Stock previously acquired by the Employee, provided that if such shares of Common Stock were acquired through the exercise of an incentive stock option, such shares were held by the Employee for a period not less than the holding period described in section 422A(a)(1) of the Code and if such shares were acquired though the exercise of nonqualified stock option, such shares of Common Stock have been held by Employee for more than one year. Upon receipt of such notice and payment, Norwood shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and his spouse, jointly, with the right of survivorship) and shall be delivered as provided above to, or upon the written order of, the person or persons exercising the Option. In the event the Option shall be exercised by any persons or persons after the death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         6. Non-Transferability of Option. This Option is not transferable by Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Employee, the Option shall be exercisable only by Employee.

         7. Termination of Employment. If Employee's employment with Norwood and all subsidiary corporations is terminated for any reason other than death or disability, this Option shall be exercisable at any time prior to the earlier of the expiration date set forth in Paragraph 3 or three months after the date of termination, but only to the extent of the accrued right to purchase Common Stock at the date of such termination.

         8. Death. If Employee dies during his employment and prior to the expiration of this Option as set forth in Paragraph 3, this Option may be exercised, but only to the extent of the accrued right to purchase Common Stock at the date of death by Employee's estate, personal representative or beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of Employee's death, at any time prior the earlier of two years following the Employee's death or the expiration date set forth in Paragraph 3.

         9. Disability. If Employee becomes disabled, as defined in the Plan, during his employment and, prior to the expiration date of the Option as set for in Paragraph 3, Employee's employment is terminated as a consequence of such disability, this Option shall be exercisable by Employee at any time prior to the earlier of one year following the Employee's termination of employment by reason of disability or the expiration date specified in Paragraph 3, but only to the extent of the accrued right to purchase Common Stock at the date of such termination.

         10. Miscellaneous.

                (a) The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
                (b) No change or modification of this Agreement shall be valid unless the same be in writing and signed by the party against whom the said modification is to be enforced.
                 (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, Norwood has caused this Incentive Option Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand and seal, all on the day and year first above written.


ATTEST                                    NORWOOD FINANCIAL CORP.
(Corporate Seal)


____________________________              By: _____________________________
Assistant Secretary                           Executive Vice President and Chief
                                              Financial Officer


                                              _____________________________
                                              Employee

                    NORWOOD FINANCIAL CORP. STOCK OPTION PLAN
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                      NOTICE OF EXERCISE OF GRANTED OPTIONS
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         Pursuant to the  Incentive  Stock Option  Agreement  (the  "Agreement")
entered into on the ___ day of _____________, between Norwood Financial Corp. (Norwood) and _____________________ (Employee), notice is hereby given of my election to purchase ________ shares at $________ per share as granted to me under the Agreement (copy attached). Accompanying this notice is payment of $__________ which represents the full purchase price of the shares covered by this election.


______ In accordance with Paragraph 5 of the Agreement, I request that the shares be registered in my name.

______ In accordance with Paragraph 5 of the Agreement, I request that the shares be registered in joint name, with right of survivorship, with my spouse,
________________________.


Please register in the name of
                                            ____________________________________
                                            Employee

                                            ____________________________________
                                            Date


Check one of the following:

     _____ This exercise represents the total shares granted to me under the above Agreement.

     _____ This exercise represents _______ shares of the total share granted to me under the above Agreement. I have ______ shares remaining that I may exercise within the period covered by the Agreement.